First Busey Announces 2010 Third Quarter Earnings

Champaign, IL – (Nasdaq: BUSE)

Message from our President & CEO

First Busey Corporation’s net income was $6.0 million and net income available to common stockholders was $4.7 million, or $0.07 per common share, for the third quarter of 2010. In comparison, net income for the second quarter of 2010 was $5.7 million and net income available to common stockholders was $4.4 million, or $0.07 per common share.  We are a full year away from the Q3 2009 peak of our asset quality issues and continue to experience gradual improvement in our earnings and asset quality metrics.  Our priorities remain balance sheet strength, profitability and growth – in that order.

    Asset Quality:  Overall, our credit metrics at September 30, 2010 showed slight improvement as compared to June 30, 2010 and December 31, 2009 levels.  We expect continued
    gradual improvement in our overall asset quality in the fourth quarter of 2010; however, this is dependent on market specific economic conditions.  The key metrics are as follows:

•
Non-performing loans decreased to $79.7 million at September 30, 2010 from $87.8 million at June 30, 2010 and $86.3 million at December 31, 2009, and have declined significantly from $172.5 million at September 30, 2009.

o
Illinois non-performing loans increased to $41.8 million at September 30, 2010 from $38.4 million at June 30, 2010 and $28.0 million at December 31, 2009, and have declined slightly from $42.8 million at September 30, 2009.

o
Florida non-performing loans decreased to $22.8 million at September 30, 2010 from $31.8 million at June 30, 2010 and $40.2 million at December 31, 2009, and have declined significantly from $113.3 million at September 30, 2009.

o
Indiana non-performing loans decreased to $15.1 million at September 30, 2010 from $17.6 million at June 30, 2010 and $18.1 million at December 31, 2009, and have declined slightly from $16.4 million at September 30, 2009.

•	Loans 30-89 days past due increased to $19.3 million at September 30, 2010 from $14.6 million at June 30, 2010 and $12.5 million at December 31, 2009, but below $34.0 million at September 30, 2009.
•
Other real estate owned decreased to $11.5 million at September 30, 2010 from $14.3 million at June 30, 2010 and $17.2 million at December 31, 2009, and has declined from $16.6 million at September 30, 2009.

•
The ratio of non-performing assets to total loans plus other real estate owned decreased to 3.60% from 3.88% at June 30, 2010 and was slightly below the 3.68% ratio at December 31, 2009, and significantly below the 6.26% ratio at September 30, 2009.

•	The ratio of construction and land development loans to total loans decreased to 8.3% at September 30, 2010 from 9.8% at June 30, 2010, 11.7% at December 31, 2009 and 18.8% at September 30, 2009.
•
The allowance for loan losses to non-performing loans ratio decreased to 104.3% at September 30, 2010 from 104.9% at June 30, 2010, and was below the 116.1% at December 31, 2009, but significantly higher than the 69.6% at September 30, 2009.

•
The allowance for loan losses to total loans ratio declined slightly to 3.30% at September 30, 2010 compared to 3.52% at June 30, 2010, and was down from 3.59% at December 31, 2009 and 4.00% at September 30, 2009.

•
Net charge-offs were $18.5 million for the third quarter of 2010, which were higher than the $10.3 million during the second quarter of 2010, but lower than the $73.8 million in the fourth quarter of 2009 and $108.5 million in the third quarter of 2009.

•
Provision expense in the third quarter of 2010 was $9.5 million compared to $7.5 million in the second quarter of 2010, $54.0 million in the fourth quarter of 2009 and $140.0 million in the third quarter of 2009.

            We continue to believe the peak of our non-performing assets occurred in the quarter ended September 30, 2009, as we believe we have identified the risks within our loan portfolio.  Improving our asset quality metrics will continue to be a high priority until we experience sustained improvement in our market specific economic conditions.

Operating Performance:  Our profit slightly increased to $6.0 million in the third quarter of 2010 as compared to $5.7 million in the second quarter of 2010, despite a $9.5 million provision for loan losses in the third quarter of 2010, which was $2.0 million higher than the second quarter of 2010.

The increased profit was led by our increased quarterly net interest margin of 3.64% as compared to 3.49% in the second quarter of 2010.  We continued to experience net interest margin enhancements through decreased costs of funds as higher cost non-core funding matured and was not replaced.  However, average loans declined by $84.6 million, which partially offset the decreased cost of funds.

Pre-provision, pre-tax income was $17.4 million for the third quarter of 2010 compared to $15.8 million for the quarter ended June 30, 2010 and a loss of $192.8 million for the quarter ended September 30, 2009. Our normalized pre-provision, pre-tax income was $18.0 million in the third quarter of 2010 compared to the $17.8 million in the second quarter of 2010 and $18.0 million in the third quarter of 2009. The normalized pre-provision, pre-tax income non-GAAP reconciling items in the third quarter of 2010 were increased costs from vendor obligations of $0.6 million and OREO costs of $0.3 million, partially offset by security gains of $0.3 million.

Significant operating performance items were:

•
Net income available to common stockholders (net of TARP dividends) for the quarter ended September 30, 2010 was $4.7 million, or $0.07 per fully-diluted share, compared to $4.4 million, or $0.07 per fully-diluted common share for the second quarter of 2010 and a loss of $283.7 million, or $7.92 per fully-diluted common share, for the quarter ended September 30, 2009.

•
Net income available to common stockholders (net of TARP dividends) for the nine months ended September 30, 2010 was $12.1 million, or $0.18 per fully-diluted share, compared to a loss of $298.6 million, or $8.34 per fully-diluted common share, for the nine months ended September 30, 2009.

•
Net interest margin increased to 3.64% for the third quarter of 2010 as compared to 3.49% for the second quarter of 2010, and increased from 3.03% for the third quarter of 2009.  The net interest margin for the first nine months of 2010 was 3.55% as compared to 2.94% in the same period of 2009.

•
The efficiency ratio decreased to 58.21% for the third quarter of 2010 as compared to 60.56% for the second quarter of 2010, and decreased from 62.69% for the third quarter of 2009.  The efficiency ratio for the first nine months of 2010 was 57.46%, an improvement from 60.53% for the same period of 2009.

•
Total revenue, net of interest expense and security gains, for the third quarter of 2010 was $44.2 million compared to $43.5 million for the second quarter of 2010 and $44.9 million for the third quarter of 2009.  Total revenue for the first nine months of 2010 was $132.3 million as compared to $134.3 million in the same period of 2009.

•
FirsTech’s net income decreased to $0.4 million in the third quarter of 2010 as compared to $0.5 million for the second quarter of 2010 and $0.7 million for the third quarter of 2009.  As previously noted, this modest decrease was expected.

•
Busey Wealth Management’s net income decreased to $0.7 million in the third quarter of 2010 from $1.0 million for the second quarter of 2010 and increased from $0.6 million for the third quarter of 2009.

We have been in a continual process of removing under and non-performing loans from our loan portfolio and reducing non-core, higher cost funds from our balance sheet.  While this approach has served us well during the current economic cycle, it is not a sustainable, long-term model for success.  Over the remainder of 2010 and into 2011, we will be implementing changes we believe will facilitate growth while continuing to reduce problem loans and higher cost funds. As the economy improves in our markets, we plan to continue to meet the growth needs of our customers. Our capital position and asset quality have improved along with profitability . . . in the proper order, it is now time we plan our growth strategy.

Liquidity: The bank continued to show a strong liquidity position at September 30, 2010, which provides us additional flexibility but at the cost of a negative effect on short-term earnings as the liquid assets do not earn as much as an asset deployed in the loan or investment portfolio.

Capital: At the end of the third quarter of 2010, both the bank and the holding company continued to meet the capital adequacy requirements to be well capitalized under the regulatory guidance.  Our capital has improved gradually as our earnings improve.

On October 29, 2010, we will pay a cash dividend of $0.04 per common share to stockholders of record on October 26, 2010.

We thank our associates for their efforts, our customers for their business and you, our stockholders, for your continued support of Busey.

\s\ Van A. Dukeman

President & Chief Executive Officer

First Busey Corporation

SELECTED FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
		2010	2010	2009	2010	2009
EARNINGS & PER SHARE DATA
	Net income/(loss)	$6,022	$5,685	$(282,319)	$15,924	$(295,555)
	Income (loss) available to common stockholders1	4,739	4,402	(283,675)	12,076	(298,641)
	Revenue2	44,202	43,504	44,852	132,263	134,332
	Fully-diluted earnings (loss) per share	0.07	0.07	(7.92)	0.18	(8.34)
	Cash dividends paid per share	0.04	0.04	0.08	0.12	0.36

	Net income (loss) by operating segment
	Busey Bank	$5,450	$5,302	$(280,677)	$14,221	$(294,942)
	Busey Wealth Management	716	959	629	2,574	1,908
	FirsTech	425	456	728	1,522	2,397

AVERAGE BALANCES
	Assets	$3,598,237	$3,727,110	$4,208,503	$3,682,753	$4,338,453
	Earning assets	3,280,987	3,402,562	3,785,110	3,361,535	3,890,905
	Deposits	2,982,590	3,107,596	3,325,943	3,059,186	3,415,501
	Interest-bearing liabilities	2,778,286	2,918,587	3,247,202	2,868,213	3,356,895
	Stockholders' equity - common	234,916	229,412	377,935	231,692	392,680

PERFORMANCE RATIOS
	Return on average assets3	0.52%	0.47%	(26.74%)	0.44%	(9.20%)
	Return on average common equity3	8.00%	7.70%	(297.79%)	6.97%	(101.68%)
	Net interest margin3	3.64%	3.49%	3.03%	3.55%	2.94%
	Efficiency ratio4	58.21%	60.56%	62.69%	57.46%	60.53%
	Non-interest revenue as a % of total revenues2	32.96%	33.11%	36.57%	33.66%	37.18%

ASSET QUALITY
	Gross loans	$2,518,209	$2,619,530	$3,004,072
	Allowance for loan losses	83,098	92,129	120,021
	Net charge-offs	18,531	10,300	108,528	48,781	176,150
	Allowance for loan losses to loans	3.30%	3.52%	4.00%
	Allowance as a percentage of non-performing loans	104.29%	104.93%	69.58%
	Non-performing loans
	Non-accrual loans	78,223	85,969	157,978
	Loans 90+ days past due	1,457	1,831	14,526
	Geographically
	Downstate Illinois/ Indiana	56,831	56,030	59,158
	Florida	22,849	31,770	113,346
	Loans 30-89 days past due	19,322	14,593	34,008
	Other non-performing assets	11,463	14,298	16,638

1	Available to common stockholders, net of preferred dividend and TARP discount accretion
2	Net of interest expense, excludes security gains.
3	Quarterly ratios annualized and calculated on net income (loss) available to common stockholders.
4	Net of security gains and intangible charges.

Special Note Concerning Forward-Looking Statements
This document may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats or attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Interest and fees on loans	$ 34,326	$ 39,198	$ 105,906	$ 122,945
Interest on investment securities	4,141	5,409	13,238	17,536
Total interest income	$ 38,467	$ 44,607	$ 119,144	$ 140,481

Interest on deposits	7,334	13,732	26,544	48,047
Interest on short-term borrowings	170	510	484	2,036
Interest on long-term debt	629	1,220	2,313	3,800
Junior subordinated debt owed to unconsolidated trusts	699	697	2,063	2,216
Total interest expense	$ 8,832	$ 16,159	$ 31,404	$ 56,099

Net interest income	$ 29,635	$ 28,448	$ 87,740	$ 84,382
Provision for loan losses	9,500	140,000	31,700	197,500
Net interest income (loss) after provision for loan losses	$ 20,135	$ (111,552)	$ 56,040	$ (113,118)

Trust fees	3,113	3,067	10,758	9,620
Commissions and brokers' fees	398	431	1,309	1,378
Remittance processing	2,263	3,251	7,116	9,886
Fees for customer services	4,162	4,413	12,126	12,702
Gain on sales of loans	4,104	3,809	9,984	9,942
Net security gains	283	65	1,025	140
Other	527	1,433	3,230	6,422
Total non-interest income	$ 14,850	$ 16,469	$ 45,548	$ 50,090

Salaries and wages	10,537	10,955	30,271	32,376
Employee benefits	2,487	2,615	7,669	8,186
Net occupancy expense	2,374	2,414	6,947	7,385
Furniture and equipment expense	1,493	1,817	4,602	5,576
Data processing expense	2,008	1,989	5,855	5,651
Amortization expense	1,022	1,091	3,067	3,271
Regulatory expense	2,155	2,140	5,302	7,117
Goodwill impairment	-	208,164	-	208,164
OREO expense	380	846	1,443	1,236
Other operating expenses	4,586	5,727	14,766	14,775
Total non-interest expense	$ 27,042	$ 237,758	$ 79,922	$ 293,737

Income (loss) before income taxes	$ 7,943	$ (332,841)	$ 21,666	$ (356,765)
Income taxes	1,921	(50,522)	5,742	(61,210)
Net income (loss)	$ 6,022	$ (282,319)	$ 15,924	$ (295,555)
Preferred stock dividends and discount accretion	$ 1,283	$ 1,356	$ 3,848	$ 3,086
Income (loss) available for common stockholders	$ 4,739	$ (283,675)	$ 12,076	$ (298,641)

Per Share Data
Basic earnings (loss) per common share	$ 0.07	$ (7.92)	$ 0.18	$ (8.34)
Fully-diluted earnings (loss) per common share	$ 0.07	$ (7.92)	$ 0.18	$ (8.34)
Diluted average common shares outstanding	66,361	35,816	66,361	35,816

Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except per share data)	September 30,	December 31,	September 30,
	2010	2009	2009
Assets
Cash and due from banks	$222,226	$207,071	$183,243
Investment securities	551,720	569,640	581,983
Net loans	2,435,110	2,692,644	2,884,051
Premises and equipment	74,362	77,528	79,663
Goodwill and other intangibles	41,263	44,330	45,420
Other assets	208,532	223,639	199,546
Total assets	$3,533,213	$3,814,852	$3,973,906

Liabilities & Stockholders' Equity
Non-interest bearing deposits	$449,702	$468,230	$427,267
Interest-bearing deposits	2,474,503	2,702,850	2,855,386
Total deposits	$2,924,205	$3,171,080	$3,282,653

Federal funds purchased & securities sold under agreements to repurchase	130,419	142,325	158,875
Short-term borrowings	4,000	-	-
Long-term debt	52,576	82,076	120,493
Junior subordinated debt owed to unconsolidated trusts	55,000	55,000	55,000
Other liabilities	30,446	36,243	33,826
Total liabilities	$3,196,646	$3,486,724	$3,650,847
Total stockholders' equity	$336,567	$328,128	$323,059
Total liabilities & stockholders' equity	$3,533,213	$3,814,852	$3,973,906

Per Share Data
Book value per common share	$3.56	$3.45	$3.95
Tangible book value per common share	$2.94	$2.78	$3.14
Ending number of common shares outstanding	66,361	66,361	56,516

Corporate Profile

First Busey Corporation is a $3.5 billion financial holding company headquartered in Champaign, Illinois. Busey Bank, First Busey Corporation’s wholly-owned bank subsidiary, is headquartered in Champaign, Illinois and has thirty-three banking centers serving downstate Illinois, a banking center in Indianapolis, Indiana, and seven banking centers serving southwest Florida. Busey Bank had total assets of $3.5 billion as of September 30, 2010.

Busey Wealth Management is a wholly-owned subsidiary of First Busey Corporation. Through Busey Trust Company, Busey Wealth Management delivers trust, asset management, retail brokerage and insurance products and services. As of September 30, 2010, Busey Wealth Management had approximately $3.3 billion in assets under care.

First Busey Corporation owns a retail payment processing subsidiary, FirsTech, Inc., which processes over 28 million transactions per year through online bill payments, lockbox processing and walk-in payments through its 3,500 agent locations in 32 states.

Busey provides electronic delivery of financial services through our website, www.busey.com.

Contact:
David B. White, CFO
217-365-4047

Special Note Concerning Forward-Looking Statements
This document may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats or attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.